Exhibit 99.1

NEWS

RELEASE

Investor Relations

314/994-2916

FOR IMMEDIATE RELEASE

Arch Resources Announces Closing of Exchanges with Holders of Approximately $125.2 Million Principal Amount of Convertible Notes

ST. LOUIS, May 26, 2022 – Arch Resources, Inc. (NYSE: ARCH) (“Arch Resources” or “Arch” or “us”) today announced that on May 25, 2022, it closed its previously announced privately negotiated exchanges (the “exchanges”) of $125.2 million principal amount of its 5.25% Convertible Senior Notes due 2025 (the “notes”) for aggregate consideration consisting of $130.1 million in cash and approximately 2.6 million shares of Arch Resources’ common stock. The number of shares of Arch Resources’ common stock issued pursuant to the exchanges was determined over the four consecutive trading day period beginning on, and including, May 19, 2022. The exchanged notes have been retired. Approximately $30.0 million in aggregate principal amount of notes remain outstanding with terms unchanged.

“With these transactions, Arch has strengthened and simplified its capital structure in a way that should drive significant long-term value for our shareholders,” said Paul A. Lang, Arch’s chief executive officer and president. “In aggregate, we have avoided approximately 743,000 shares of stock dilution via the use of $130.1 million of cash, prevented potential incremental dilution associated with expected future dividend payments, reduced Arch’s overall indebtedness by an incremental 40 percent from March 31, 2022 levels, and eliminated $6.6 million in annual future interest payments.”

In total, Arch has settled approximately 80 percent of its outstanding convertible debt securities. The capped calls that Arch put in place in November 2020 – at the time of the initial offering of the notes – remain outstanding and have an intrinsic value of $62.1 million.

In February 2022, Arch announced a new capital allocation model that includes the return to stockholders of 50 percent of the prior quarter’s discretionary cash flow – defined as cash flow from operations minus capital expenditures and contributions to the thermal mine reclamation fund – via a variable quarterly cash dividend in conjunction with a fixed quarterly cash dividend. Arch further stated that it planned to use the remaining 50 percent of the prior quarter’s discretionary cash flow for use in share buybacks, special dividends, the repurchase of potentially dilutive securities, and/or capital preservation.

“Through these exchanges, we have settled a significant percentage of the potentially dilutive securities referenced in our capital return model – in a quick and efficient manner – and going forward expect to direct ‘the second 50 percent’ of our future discretionary cash flows towards the other strategic priorities clearly laid out in our new capital return formula, including stock buybacks,” Lang said.

In support of these evolving priorities, the Arch board of directors recently increased the existing authorization under the company’s share repurchase program from $223 million to $500 million.

Since the start of 2022, Arch has taken significant steps to strengthen its balance sheet and enhance its capital structure, including repaying more than $400 million, or nearly 70 percent, of its overall indebtedness and funding its recently established thermal mine reclamation fund to nearly 80 percent of targeted levels. In addition, and as discussed, the company re-initiated its capital return program and declared a quarterly dividend of $8.11 per share – payable on June 15, 2022 to shareholders of record on May 31, 2022 – consistent with its new capital return formula.

The exchanges were conducted as private placements, and the shares of common stock issued in the exchanges were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act in transactions not involving any public offering. This press release is neither an offer to sell nor a solicitation of an offer to buy any securities described above, nor will there be any offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Arch Resources

Arch Resources is a premier producer of high-quality metallurgical products for the global steel industry. The company operates large, modern and highly efficient mines that consistently set the industry standard for both mine safety and environmental stewardship.

Forward-Looking Statements: This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended—that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “should,” “could,” “appears,” “estimates,” “expects,” “anticipates,” “intends,” “may,” “plans,” “predicts,” “projects,” “believes,” “seeks,” or “will.” Actual results may vary significantly from those anticipated due to many factors, including: impacts of the COVID-19 pandemic; changes in coal prices, which may be caused by numerous factors beyond our control, including changes in the domestic and foreign supply of and demand for coal and the domestic and foreign demand for steel and electricity; volatile economic and market conditions; operating risks beyond our control, including risks related to mining conditions, mining, processing and plant equipment failures or maintenance problems, weather and natural disasters, the unavailability of raw materials, equipment or other critical supplies, mining accidents, and other inherent risks of coal mining that are beyond our control; loss of availability, reliability and cost-effectiveness of transportation facilities and fluctuations in transportation costs; inflationary pressures and availability and price of mining and other industrial supplies; the effects of foreign and domestic trade policies, actions or disputes on the level of trade among the countries and regions in which we operate, the competitiveness of our exports, or our ability to export; competition, both within our industry and with producers of competing energy sources, including the effects from any current or future legislation or regulations designed to support, promote or mandate renewable energy sources; alternative steel production technologies that may reduce demand for our coal; the loss of key personnel or the failure to attract additional qualified personnel and the availability of skilled employees and other workforce factors; our ability to secure new coal supply arrangements or to renew existing coal supply arrangements; the loss of, or significant reduction in, purchases by our largest customers; disruptions in the supply of coal from third parties; risks related to our international growth; our relationships with, and other conditions affecting, our customers and our ability to collect payments from our customers; the availability and cost of surety bonds, including potential collateral requirements; additional demands for credit support by third parties and decisions by banks, surety bond providers, or other counterparties to reduce or eliminate their exposure to the coal industry; inaccuracies in our estimates of our coal reserves; defects in title or the loss of a leasehold interest; losses as a result of certain marketing and asset optimization strategies; cyber-attacks or other security breaches that disrupt our operations, or that result in the unauthorized release of proprietary, confidential or personally identifiable information; our ability to acquire or develop coal reserves in an economically feasible manner; our ability to comply with the restrictions imposed by our term loan debt facility and other financing arrangements; our ability to service our outstanding indebtedness and raise funds necessary to repurchase notes for cash following a fundamental change or to pay any cash amounts due upon conversion; existing and future legislation and regulations affecting both our coal mining operations and our customers’ coal usage; governmental policies and taxes, including those aimed at reducing emissions of elements such as mercury, sulfur dioxides, nitrogen oxides, particulate matter or greenhouse gases; increased pressure from political and regulatory authorities, along with environmental and climate change activist groups, and lending and investment policies adopted by financial institutions and insurance companies to address concerns about the environmental impacts of coal combustion; increased attention to environmental, social or governance matters; our ability to obtain and renew various permits necessary for our mining operations; risks related to regulatory agencies ordering certain of our mines to be temporarily or permanently closed under certain circumstances; risks related to extensive environmental regulations that impose significant costs on our mining operations, and could result in litigation or material liabilities; the accuracy of our estimates of reclamation and other mine closure obligations; the existence of hazardous substances or other environmental contamination on property owned or used by us; risks related to tax legislation and our ability to use net operating losses and certain tax credits; our ability to pay base or variable dividends in accordance with our announced capital return program, and other risks as disclosed in our most recent annual report on Form 10-K and subsequent SEC filings. All forward-looking statements in this press release, as well as all other written and oral forward-looking statements attributable to us or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained in this section and elsewhere in this press release. These factors are not necessarily all of the important factors that could affect us. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results to be materially different than those expressed in our forward-looking statements. These forward-looking statements speak only as of the date on which such statements were made, and we do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by the federal securities laws.

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